Exhibit 32.B

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ending March 31, 2007, of El Paso Exploration & Production Company (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dane E. Whitehead, Senior Vice President and Chief Financial Officer, certify (i) that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
El Paso Exploration & Production Company

May 8, 2007

A signed original of this written statement required by Section 906 has been provided to El Paso Exploration & Production Company and will be retained by El Paso Exploration & Production Company and furnished to the Securities and Exchange Commission or its staff upon request.